Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL CASH ACCESS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0723270
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3525 East Post Road, Suite 120
Las Vegas, NV 89120

(Address of principal executive offices) (zip code)

Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan

(Full title of the Plan(s))

David Lopez
Global Cash Access Holdings, Inc.
3525 East Post Road, Suite 120
Las Vegas, NV 89120
702-855-3000

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

David Johnson, Esq.	David Lewis, Esq.
Global Cash Access Holdings, Inc.	DLA Piper LLP (US)
3525 East Post Road, Suite 120	2525 East Camelback Road, Suite 1000
Las Vegas, NV 89120	Phoenix, AZ 85016
702-855-3000	480.606.5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
			maximum		maximum
			offering		aggregate	Amount of
	Amount to		price		offering	registration
Title of Securities to be Registered	be registered (1)		per share		price	fee
Common Stock, $0.001 par value per share	3,174,064	(2)	$7.12	(3)	$22,599,336	$3,082.55

(1)         Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that becomes issuable under the Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)         Represents additional shares reserved effective January 1, 2013 for issuance under the Plan. Shares issuable under the Plan were initially registered on a Registration Statement on Form S-8 (No. 333-131904) filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2006. Additional shares issuable under the Plan were subsequently registered on Registration Statements on Form S-8 (Nos. 333-14078, 333-149496, 333-157512, 333-165264 and 333-172358) filed with the Commission on February 26, 2007, March 3, 2008, February 25, 2009, March 5, 2010 and February 18, 2011, respectively.

(3)         Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price, and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s common stock on the New York Stock Exchange on March 11, 2013 (a date that is within five business days of the date of filing of this Registration Statement).

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 3,174,064 shares of common stock, par value $0.01 per share, for issuance pursuant to the Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the Registrant’s registration statements on Form S-8 (Registration Nos. 333-14078, 333-149496, 333-157512, 333-165264 and 333-172358) filed with the Commission on February 26, 2007, March 3, 2008, February 25, 2009, March 5, 2010 and February 18, 2011, respectively) are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	(1)	Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan

5.1		Opinion of DLA Piper

23.1		Consent of DLA Piper (contained in Exhibit 5.1)

23.2		Consent of Deloitte & Touche LLP

24.1		Power of Attorney (see Signature Page)

(1)                              Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (No. 333-165264) filed by the Registrant on March 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act, Global Cash Access Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 12, 2013.

GLOBAL CASH ACCESS HOLDINGS, INC.

By:	/s/ David Lopez
David Lopez
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of David Lopez, Mary Beth Higgins and David Johnson as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David Lopez	Director, President and Chief Executive Officer	March 12, 2013

David Lopez	(Principal Executive Officer)

/s/ Mary E. Higgins	Chief Financial Officer	March 12, 2013

Mary E. Higgins	(Principal Financial and Accounting Officer)

/s/ Geoff Judge	Director	March 12, 2013

Geoff Judge

/s/ E. Miles Kilburn	Director	March 12, 2013

E. Miles Kilburn

/s/ Fred Enlow	Director	March 12, 2013

Fred Enlow

/s/ Scott Betts	Director	March 12, 2013

Scott Betts

/s/ Michael Rumbolz	Director	March 12, 2013

Michael Rumbolz

/s/ Ronald Congemi	Director	March 12, 2013

Ronald Congemi

INDEX TO EXHIBITS

Exhibit
Number		Description

4.1	(1)	Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan

5.1		Opinion of DLA Piper

23.1		Consent of DLA Piper (contained in Exhibit 5.1)

23.2		Consent of Deloitte & Touche LLP

24.1		Power of Attorney (see Signature Page)

(1)         Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (No. 333-165264) filed by the Registrant on March 5, 2010.